Copyright 2009 | MacroMarkets LLC | Ver.2.0

21st Century Alternatives

for

Investment and Risk Management

U.S. Housing

Filed pursuant to Rule 433

Registration No. 333-151523

Table of Contents

Click on any subtitle below to jump to the corresponding section

69

C  Home Price Research /  White Papers

63

B  Housing Market Data

52

A  Component Metro Market Profiles

Appendices

47

         MacroShares Research and Pricing Tools

42

         S&P/Case-Shiller Composite-10 Home Price Index

35

         MacroShares Stakeholders & Applications

25

         MacroShares: An Investment & Hedging Breakthrough

13

         Measuring U.S. Home Price Changes

4

         U.S. Housing as an Asset Class

3

         Important Information

Important Information

Market information displayed herein is obtained from non-proprietary market sources, and is subject to frequent change.  MacroMarkets LLC and its affiliates cannot attest to the accuracy, completeness, or timeliness of any information obtained from third party sources.

The content herein may contain "forward-looking statements," including projections, forecasts and estimates. These forward-looking statements are based upon certain assumptions. Actual events are difficult to predict and may differ from those assumed herein or used within any pricing calculators. Accordingly, there can be no assurance that the estimated returns or outcomes described herein can be realized, that the factual assumptions upon which forward-looking statements are based will materialize or that actual results will not be materially different than those presented herein.  Any historical performance information included herein is presented by way of example only.  Historical performance information is not indicative of future performance or of future investment returns of MacroShares or any other product.

The information herein concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction.
The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.  If you are considering purchasing MacroShares, you should read the relevant prospectus thoroughly prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses applicable to the MacroShares before investing or sending money.  MacroShares are risky investments.  In addition to the normal risks associated with investing in securities generally, due to the unique structure of MacroShares, their underlying benchmarks, their terms and attributes, MacroShares can trade at premium or discounted prices relative to underlying values (UV), and may
exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments.   Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV applicable to traded securities through arbitrage, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment.  Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors.  You may lose all of the money that you invest in MacroShares.  Any underwriter or dealer participating in the offering can arrange to send you the prospectus pertaining to a
MacroShares issue upon request.  You can also obtain a prospectus by accessing www.MacroShares.com, by calling toll-free 888-Macros1  (888-622-7671), or by visiting EDGAR on the SEC website at
www.sec.gov and searching for company filings under the name of MacroShares Housing Depositor, LLC.   All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, Macro Financial, LLC, member FINRA.

The content and any and all intellectual property rights herein are and shall remain at all times the property of MacroMarkets LLC or its licensors or suppliers.  MacroShares is a trademark of
MacroMarketes LLC. The S&P/Case-Shiller Home Price Indices are licensed by Standard & Poor’s. The Case-Shiller® Indexes are a product of Fiserv, Inc.  MacroShares is an applied-for trademark of
MacroMarkets LLC. All other trademarks, service marks or registered trademarks are the property of their respective owners.  “Standard & Poor’s®” and “S&P®” are registered trademarks of Standard &
Poor’s, a division of The McGraw-Hill Companies, Inc. and have been licensed for use by MacroMarkets LLC.  CSW®, Case-Shiller®, CS™, Fiserv®, and Case Shiller Indexes® are trademarks of Fiserv
Fulfillment Services Inc. (f/k/a Fiserv CSW, Inc.) and have been licensed for use by Standard & Poor’s. Neither MacroShares nor any other financial product mentioned herein (the “Products”) are sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fiserv, or any of their third party licensors.  Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of any S&P/Case-Shiller Home Price Index to track performance of the residential real estate and housing markets. S&P's and its third party licensors’ only relationship to
MacroMarkets is the licensing of certain trademarks and trade names of S&P and the third party licensors and of certain S&P/CS Indices, which are determined, composed and calculated by S&P or its third party licensors without regard to MacroMarkets or the Products. S&P and its third party licensors have no obligation to take the needs of its licensees or the owners of the Products into consideration in determining, composing or calculating any S&P/CS Index. Neither S&P nor its third party licensors is responsible for and none has participated in determining the pricing, quantities or timing of any issuance or sale of any Products by MacroMarkets or the assessment or method of settlement calculation therefore. S&P has no obligation or liability in connection with the administration, marketing or trading of the Products.

WITHOUT LIMITING THE FOREGOING, NONE OF MACROMARKETS LLC, ITS AFFILIATES, S&P, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE THIRD PARTY LICENSORS GUARANTEES
THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY S&P/CASE-SHILLER HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN, OR ANY COMMUNICATIONS
RELATED THERETO.  IN ADDITION, S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE OR USE WITH RESPECT TO ANY S&P/CS INDEX OR ANY DATA INCLUDED THEREIN.  IN NO EVENT WHATSOEVER SHALL MACROMARKETS, ITS AFFILIATES OR
THEIR THIRD PARTY LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL
DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH
DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. IN ADDITION, NEITHER MACROMARKETS LLC NOR ITS AFFILIATES NOR THEIR THIRD PARTY
LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS, SHALL BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS OF THE
DISSEMINATION OF ANY CONTENT, INCLUDING ANY S&P/CS INDEX.

For more information, please call 1-888-Macros1  x500  (888-622-7671 x500)

U.S. Housing as an Asset Class

MACRO MARKETS

Aggregate Capital Value ($ Trillions)
As of 12/31/08
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$10.3
$20.5
$6.0
U.S. Stocks
U.S. Real Estate

U.S. Housing: 21st Century Alternatives for Investment and Risk Management
MacroMarkets LLC © 2009

Home Value Changes: Powerful

Consumer wealth effects

- Home equity comprises ~2/3rds of
typical owners’ net worth

- Value impacts consumer confidence and
spending behavior

Impact other markets

(e.g., credit, equity and commodity markets)

1 Source: Q4 2008 Federal Flow of Funds Balance Sheet

U.S. Housing as an Asset Class

A Major Asset Class

Huge Scale: $20.5 trillion1

Sources: CME, Federal Reserve, MacroMarkets, Standard & Poor’s, and World Federation of Exchanges

HOUSING

COMMERCIAL

Widely-held exposure

Individuals

Institutions

U.S., International

A Major Asset Class

Yet…

Housing markets remain highly inefficient, incomplete

Generally, prices are established by non-professionals (i.e., homeowners)

Periods of speculative behavior exacerbate momentum

Transactions touch concentrations of net worth and emotion

- “Sticky-downward” prices

Incomplete information

Very high transaction costs

Illiquid; significant elapsed time to complete transactions

U.S. Housing as an Asset Class

   Direct investment limited to buying/selling individual houses.

        “Brick & mortar” exposure entails:

Significant transaction friction

-  5-6% real estate broker commission

-  1-3%1  other closing costs

-  Abundant paperwork, processes and emotional involvement

Large carrying costs

-  Mortgage interest

-  Property taxes, insurance, and maintenance

-  Property management

Very limited liquidity and no efficient means to hedge

Difficulty in achieving portfolio scale and diversification

1 Source: Bankrate, Inc. 2006 Closing Costs Survey

U.S. Housing as an Asset Class

MACRO MARKETS

600
550
500
450
400
350
300
250
200
150
100
50
0
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
Housing
Commodities
Bonds
Stocks
REITs

MacroMarkets LLC © 2009

Relative Performance: Domestic

Correlation to U.S. Home Prices

(year-over-year returns, since 1/1987)

U.S. Housing as an Asset Class

Click here

for interactive charting

    S&P/Case-Shiller Comp-10

    GSCI

    JPM US Govt Bonds

    S&P 500

    NAREIT All

Re-based Indices (1/1987 = 100), all indices are “Price Return” series

0.34

0.08

0.28

0.17

REITs

Stocks

Bonds

Commodities

MACRO MARKETS

550
500
450
400
350
300
250
200
150
100
50
0
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
Housing
Commodities
Bonds
Stocks
REITs

MacroMarkets LLC © 2009

Relative Performance: International

U.S. Housing as an Asset Class

    S&P/Case-Shiller Comp-10

    GSCI

    GFD Global Gov’t 10Y ex-US

    S&P BMI

    EPRA/NAREIT Global ex-US

All indices denominated in USD

Correlation to U.S. Home Prices

(year-over-year returns, since 1/1990*)

*Maximum data history available for the international data displayed

Re-based Indices (1/1990 = 100), all indices are “Price Return” series

0.36

0.22

-0.30

0.19

REITs

Stocks

Bonds

Commodities

For Investors  (UMM)

Housing returns have had low or negative correlations vs. other asset classes

Diversification benefits and potential for attractive risk-adjusted returns

Far greater liquidity, much lower transaction costs vs. “brick & mortar”

For Hedgers   (DMM)

Need to protect the value of a large asset that cannot be sold short

Efficient and cost effective execution is possible

U.S. Housing as an Asset Class

The quest for more efficient/complete markets continues

 as of December 2008                                           Relative Performance Since 1987

Correlation

Return

Volatility

Sharpe1

U.S. Housing

1.00

158.15%

10.90%

0.13

Bonds

-0.28

367.59%

17.49%

0.24

Commodities

0.14

107.31%

78.47%

0.01

REITs

0.32

-20.89%

71.06%

-0.06

Stocks

0.05

231.77%

54.71%

0.05

1 Sharpe ratio  calculated by taking the excess average, annualized returns above/below the risk-free rate, and dividing by annualized volatility of MoM returns.

S&P/Case-Shiller Comp-10

JPM US Govt  (Price Return)

GSCI (Price Return)

NAREIT All Index (Price Return)

S&P 500 (Price Return)

MACRO MARKETS

	▪ ▪	▪ ▪ ▪
	▪ ▪ ▪	▪ ▪ ▪ ▪
	▪ ▪	▪ ▪ ▪ ▪
	▪ ▪	▪ ▪ ▪ ▪ ▪
	▪ ▪	▪ ▪ ▪ ▪ ▪

MacroMarkets LLC © 2009

Surrogates for home price performance exist –

…but introduce significant basis risk.  Not “pure plays”.

Surrogate

Benefits

Limitations

Mortgage-Backed Securities

Deep market

High yields possible

Not a pure play

Credit products; returns affected by defaults
and prepayments

Relatively limited direct access and liquidity

Housing-Related Equities

(i.e., Home Builders, home improvement
chains, mortgage lenders)

Simple

Exchange market access & liquidity

Transparent

Not a pure play

Subject to business/operational risks

Shorts face unlimited downside

Can be difficult to borrow

REITs

Simple

Exchange market access & liquidity

Not a pure play

Typically commercial real estate exposure

Shorts face unlimited downside

Can be difficult to borrow

ABX

(Asset-Backed Security default swaps)

Hedge subprime MBS exposure

Speculate on subprime MBS performance

Not a pure play

Limited to professionals; complicated

Counterparty risk

Stigmatized market, evaporating liquidity

Opaque market

CDS

(Corporate/Sector credit default swaps)

Relatively simple

Hedge or speculate on housing-centric
single-names or related sector

Not a pure play

Limited to professionals; credit product

Counterparty risk

Variable liquidity

Opaque market

U.S. Housing as an Asset Class

Home price derivatives have emerged –

…but these “pure plays” have their own  limitations.

Derivative

Benefits

Limitations

CME

Futures & Options

Pure play on home prices

Liquid relative to physical assets

Transparent

Relatively simple

Readily accessible

Sponsored by world’s largest exchange

Exchange clearing eliminates counterparty risk

Time-tested/trustworthy settlement index

Absence of cash market has stalled entry of
well-capitalized, dedicated market makers

Wide bid/ask spreads persist in longer-
dated contracts

Some institutions are prohibited from
participating in futures markets

Futures and options are suitable for minority
of individual investors

OTC

Home Price Index Swaps & Forwards

Pure play on home prices

Liquid relative to physical assets

Relatively large trades can be facilitated

Daily price fixings are available

Relatively opaque

Dealer-dominated market largely relegated
to institutions

Liquidity vulnerable to adverse credit
market conditions

Counterparty risk

ISDA transaction documentation deemed
burdensome by some

Some institutions are prohibited from
participating in OTC/swaps markets

U.S. Housing as an Asset Class

Measuring U.S. Home Price Changes:
S&P/Case-Shiller Home Price Indices

MACRO MARKETS

STANDARD &POOR'S
S&P/Case-Shiller Home Price Indices
About the Indices
The S&P/Case-Shiller Home Price Indices are designed to measure the growth in value of residential real estate in various regions across the United States. This index family includes 23 indices - 20 metropolitan regional indices, two composite indices and a national index.
WEIGHTING OF SALES PAIRS
Index Construction
REPEAT SALES PRICING
DATA

✓

✓

✓

✓

✓

✓

✓

U.S. Housing: 21^{tt} Century Alternatives for Investment and Risk Management

MacroMarkets LLC © 2009

Overview

The most authoritative measures of U.S. home prices

In production for more than 17 years

More than 20 years of historical data freely-available

Trustworthy index oversight & governance

Widely-anticipated data updates released on a predictable
schedule

2006 Sharpe Award: “Most Innovative Benchmark Index”

Settlement device for derivative real estate products

S&P/Case-Shiller Home Price Indices

Click here

for the Fact Sheet

Currently, S&P publishes single-family home price indices for 20 individual metropolitan markets, 3 price tier segments for each of 17 metro markets, 2 metro-area composites, and the (quarterly) U.S. National market.

*The S&P/Case-Shiller U.S. National Home Price Index is released on a quarterly basis  (Feb/May/Aug/Nov)

Period

Measured

Sep

Oct

Nov

Oct

Nov

Dec

Nov

Dec

Jan

Dec

Jan

Feb

Jan

Feb

Mar

Feb

Mar

Apr

Mar

Apr

May

Apr

May

Jun

May

Jun

Jul

Jun

Jul

Aug

Jul

Aug

Sep

Aug

Sep

Oct

Release
Date

Jan

Feb

Mar

Apr

May

Jun

Jul

Aug

Sep

Oct

Nov

Dec

Last Tuesday of the month, 9 a.m. New York time

The S&P/Case-Shiller Home Price Indices are updated monthly*

MACRO MARKETS

STANDARD
&POOR'S
S&P/CASE-SHILLER®
HOME PRICE INDICES
INDEX METHODOLOGY

MacroMarkets LLC © 2009

Time-tested, transparent, and trustworthy

Repeat-sales methodology (pioneered by Case & Shiller)

Single-family detached homes

Each property must be sold at least twice

No appraisal or broker listing price data

Value-weighted

Calculated by Fiserv Inc. (a Fortune 500 company)

        - Producer of thousands of home price indices since 1991

          - Not limited to conventional/conforming transaction data

          - Existing, single-family properties; new homes not included

  Economic conditions can affect homebuilder vs. individual
                                homeowner selling incentives differently

          - Over 20 years of historical data for most markets

The S&P/Case-Shiller Home Price Index methodology is time-tested and transparent.
The documentation and governance of these indices are managed by a highly experienced and trustworthy committee of experts assembled and managed by Standard & Poor’s.

Click here

for the Index Methodology document

S&P/Case-Shiller Home Price Indices

MACRO MARKETS

▪

Sale Price in Thousands $

MacroMarkets LLC © 2009

Repeat Sales Methodology: A Primer

100

150

200

250

300

1994

1995

1996

1997

1998

1999

2000

2001

2002

123 Main Street, Sampletown

123 Main Street sells for $150k in 1994, and for $250k in 2000 (Sale pair # 1)

The slope of the yellow line is one indicator of (positive) home price change in Sampletown between the years 1994 and 2000.

S&P/Case-Shiller Home Price Indices

MACRO MARKETS

▪

Sale Price in Thousands $

MacroMarkets LLC © 2009

Repeat Sales Methodology: A Primer (cont’d)

100

150

200

250

300

1994

1995

1996

1997

1998

1999

2000

2001

2002

123 Main Street, Sampletown

456 Prospect Street, Sampletown

456 Prospect St. sells for $150k in 1994, and for $200k in 2002 (Sale pair # 2)

The slope of the red line is another indicator of (positive) home price change in Sampletown – between the years 1994 and 2002.

S&P/Case-Shiller Home Price Indices

MACRO MARKETS

▪

Sale Price in Thousands $

MacroMarkets LLC © 2009

100

150

200

250

300

1994

1995

1996

1997

1998

1999

2000

2001

2002

123 Main Street, Sampletown

456 Prospect Street, Sampletown

In combination, sale pairs 1 and 2 imply depreciation after the year 2000

The slope of the dashed black arrow is one indicator of (negative)

home price change in Sampletown - between the years 2000 and 2002.

Repeat Sales Methodology: A Primer (cont’d)

S&P/Case-Shiller Home Price Indices

MACRO MARKETS

Index Level

MacroMarkets LLC © 2009

1994

1995

1996

1997

1998

1999

2000

2001

2002

A representative sample of sale pair observations from a geographic market can be combined to create a reliable repeat-sales index

A repeat sales index reflects the price path of typical properties that comprise the geographic market area measured by the index

  0

  50

100

150

The % difference between index levels at
intervals along the curve represents home
price appreciation (or depreciation)

Repeat Sales Methodology: A Primer (cont’d)

S&P/Case-Shiller Home Price Indices

MACRO MARKETS

THE WALL STREET JOURNAL.

TODAY'S AGENDA

Consumer Confidence Seen Higher in July

The July consumer-confidence index is expected to rise modestly, reflecting an uptick in consumers' outlook on a recent fall in oil prices, though market worries and a weak labor market remain concerns. **Conference Board, 10 a.m. EDT.**

CONSUMER CONFIDENCE
50.4%
51.0%
June
July
(exp.)

Firms Post Earnings; Home-Price Index Due

A slew of companies reporting earnings include **Colgate-Palmolive, Northrop Grumman, U.S. Steel, Coach, Pilgrim's Pride, MetLife, Electronic Arts and Viacom.**

The S&P/Case Shiller Home Price Index for May might bring more bad news for the housing market. **9 a.m. EDT.**

STANDARD & POOR'S

Press Release

The New Year Didn't Change the Downward Spiral of Residential Real Estate Prices According to the S&P/Case-Shiller Home Prices Indices

New York, March 31, 2009 – Data through January 2009, released today by Standard & Poor's for its S&P/Case-Shiller[1] Home Price Indices, the leading measure of U.S. home prices, shows continued broad based declines in the prices of existing single family homes across the United States, with 13 of the 20 metro areas showing record rates of annual decline, and 14 reporting declines in excess of 10% versus January 2008.

S&P/Case-Shiller Home Price Indices

The chart above depicts the annual returns of the 10-City Composite and the 20-City Composite Home Price Indices. Following the lead of the 14 metro areas described above, the 10-City and 20-City Composites also set new records, with annual declines of 19.4% and 19.0%, respectively.

"Home prices, which peaked in mid-2006, continued their decline in 2009," says David M. Blitzer, Chairman of the Index committee at Standard & Poor's. "There are very few bright spots that one can see in the data. Most of the nation appears to remain on a downward path, with all of the 20 metro areas reporting annual declines, and nine of the MSA's falling more than 20% in the last year. Indeed, the two composites are very close to that rate and have been reporting consecutive annual record declines since

[1] Case-Shiller® and Case-Shiller Indexes® are registered trademarks of Fiserv, Inc.

MacroMarkets LLC © 2009

Reliable & Authoritative

The S&P/Case-Shiller Home Price Indices

are closely-monitored market bellwethers and economic
indicators.  They employ the repeat-sales method - the most
reliable approach to measuring home value changes.

S&P/Case-Shiller Home Price Indices

MACRO MARKETS

THE WALL STREET JOURNAL.

What's Ahead–

People & Events to Watch in the Coming Week

MONDAY, APRIL 23

■ **Medicare trustees'** annual report will be watched to see if it triggers a requirement that spending be reined in.

■ **Novartis, Amgen** and Boston Scie[illegible] report [illegible]

TUESDAY, APRIL 24

■ **Existing-home sales** for March and the S&P/Case-Shiller price index may indicate whether housing demand has improved.

■ **Cons[illegible]**, as measured by the Conference Board, is pegged to slip slightly for April.

■ **BP, AT&T, Amazon** and Coach report earnings.

WEDNESDAY, APRIL 25

■ **Sales of new homes** may show stirring of spring activity—or so builders hope. Inventories have remained stubbornly bloated.

■ **Orders for durable goods**, a gauge of business investment, are forecast to rise a bit for March, driven by aircraft.

■ **Apple, Boeing,** UAL, UPS and PepsiCo post results.

■ **Fed releases its "beige book"** [illegible] regional economic activity.

[illegible]URSDAY, APRIL 26

■ **Exxon, Ford, Microsoft** and Countrywide Financial will announce quarterly results.

FRIDAY, APRIL 27

■ **First-quarter GDP** growth is forecast to show a slowdown from the fourth-quarter's 2.5% annual rate, to about 1.9%.

■ **The employment cost index** will be monitored amid the inflationary threat of rising wages.

MacroMarkets LLC © 2009

Updates to The S&P/Case-Shiller Home Price Indices are published at 9am EST on the last Tuesday of each month, and are reported by prominent, global media.

S&P/Case-Shiller: The Index for U.S. Home Prices

S&P/Case-Shiller Home Price Indices

Recent sample of excerpts

from the financial media:

“Data through Dec. 2008 for the S&P/Case-Shiller Home Price Indices, the leading measure of
U.S. home prices, show that the prices of existing single family homes across the United States continue to set record declines.”

            - Economics Week, March 13, 2009

“Despite the hopeful words from Bernanke, the S&P/Case-Shiller Home Price Index released yesterday showed record declines.”

           – Fox News Network, Inc., February 25, 2009

“House prices fell by 18.2% in the year to November, according to the S&P/Case-Shiller index of house prices….  Low prices offered by distressed sellers are tempting more buyers.”

            -The Economist, January 31, 2009

“The S&P Case-Shiller Home Price Indices excite great interest when they are published on the last Tuesday of each month, indicating as they do the state of the US housing market. “

              - Financial Times, January 12, 2009

“Hovnanian Enterprises Inc. led homebuilders to their lowest level since January after the
S&P/Case-Shiller home-price index slid 15.3 percent from a year …”

              - Bloomberg News, June 24, 2008

“Asian stocks dropped for a second day, led by companies that sell to the U.S. after consumer confidence and home prices declined in the region's largest export market.”

             - Bloomberg News, March 28, 2007

“Stocks stumbled following Lennar’s weak earnings report and declines in a key home-price index”

            -  Wall Street Journal Online, March 27, 2007

MACRO MARKETS

cme
CME GROUP ACQUIRES CMA
STANDARD & POOR'S
Update: S&P's Progress Report on Its Actions to Strengthen Ratings Process
MACRO MARKETS
U.S. HOUSING
U.S. National Index
Composite-10
Composite-20
U.S. National

MacroMarkets LLC © 2009

Freely-available data

Over 20 years of historical S&P/CSI data is freely-available from a variety of websites, including those hosted by

Standard & Poor’s, MacroMarkets LLC and CME Group.

S&P/Case-Shiller Home Price Indices

Click on a web page image
to access a site

MACRO MARKETS

DES
Index DES
S&P/Case-Shiller Composite-10 Home Price Index
U.S. Economy: Confidence Falls as Hom
U.S. Economy: Confidence Falls as Hom
S&P/Case-Shiller U.S. Home-Price Index
S&P/Case-Shiller U.S. Home-Price Index

S&P/Case-Shiller Home Price Indices: Composite-10 Constituent Index Tickers

		Boston	Chicago	Denver	Las Vegas	Los Angeles	Miami	New York	San Diego	San Fran	Wash DC	Composite-10
Bloomberg	Cash Index	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
CQG Inc.	Cash Index	CBOX	CCHX	CDNX	CLYX	CLXX	XMIX	CNYX	CSNX	CSFX	CVDX	CCSX
Data Transmission Network	Cash Index	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
E-Signal	Cash Index	BOX A0	CHX A0	DNX A0	LYX A0	LXX A0	MIX A0	NYX A0	SDX A0	SFX A0	VDX A0	CSX A0
Futuresource	Cash Index	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]	[illegible]
Hyperfeed/PC Quote	Cash Index	-	-	-	-	-	-	-	-	-	-	-
Thomson	Cash Index	BOX	CHX	DNX	LYX	LXX	MIX	NYX	SDX	SFX	VDX	CSX
Reuters	Cash Index	.SPCSBOS	.SPCSCHI	.SPCSDEN	.SPCSLV	.SPCSLA	.SPCSMIA	.SPCSNY	.SPCSSD	.SPCSSF	.SPSCDC	.SPCSM
Bridge	Cash Index	-	-	-	-	-	-	-	-	-	-	-
Track Data	Cash Index	BOS'A	CHI'A	DEN'A	LAV'A	LAX'A	MIA'A	NYM'A	SDG'A	SFR'A	WDC'A	CUS'A
TradeStation	Cash Index	$BOX	$CHX	$DNX	$LYX	$LXX	$MIX	$NYX	$SNX	$SFX	$VDX	$CSX

MacroMarkets LLC © 2009

Bloomberg

Bridge

CME

CQG

DTN

E-Signal

FactSet

FutureSource

Hyperfeed

Reuters

Thomson

TrackData

Trade Station

S&P/Case-Shiller Home Price Indices

S&P/CSI data is also
disseminated globally, in
real time, by a wide variety
of financial news services
and quote vendors.

Freely-available data (cont’d)

MACRO MARKETS

CME Group
A CME/Chicago Board of Trade/NYMEX Company

CME Alternative Investment Products
CME Housing Futures and Options
Opening Up New Opportunities
Based on the S&P/Case-Shiller Home Price Indexes

MacroMarkets LLC © 2009

                                                Home Price Futures and Options

CME Group lists futures and options contracts
that cash-settle based upon selected
S&P/Case-Shiller Home Price Indices.

S&P/Case-Shiller Home Price Indices

Click here for more information

MACRO MARKETS

TIME
Best Inventions of 2008
MacroShares
Major Metro Housing

MacroMarkets LLC © 2009

MacroShares™

An Investment & Hedging Breakthrough
for the U.S. Housing Asset Class

http://www.time.com/time/specials/packages/article/0,28804,1852747_1854195_1854130,00.html

MACRO MARKETS

	■	■
	■	■
	■	■
	■	■
	■	
	■	
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		■
		■
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MacroMarkets LLC © 2009

MacroShares:

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

ETFs / ETNs

MacroShares

Intraday pricing / liquidity

Continuous creations and redemptions

Marginable

Trustee & Custodian

Issuer Credit risk

Counterparty swaps risk

Collateralized by U.S. Treasuries & cash

Shares must always be created/redeemed in pairs (Ups + Downs)

Practical for asset class like home prices

Leverage designed for buy-and-hold investors

Premium & discounted market prices; price discovery

IPO

Similar to ETFs and ETNs in some respects…  different in others

An Investment and Hedging Breakthrough

  Like most financial instruments – corporate stocks, bonds, and commodities –
MacroShares naturally trade at premium or discounted prices to their prevailing underlying, or baseline value.

  The market prices of all of these financial instruments share a common attribute: they reflect investor expectations of underlying, baseline value beyond the near-term.

Premium prices imply relatively strong demand and/or optimism regarding future performance

Discounted prices imply relatively weak demand and/or pessimism regarding future performance

  For any asset or financial instrument, the degree of divergence between market price and underlying, baseline value:

Changes along with consensus expectations over time, and

Includes valuable price discovery for the marketplace at any moment in time.

MacroShares:  Price Discovery

An Investment and Hedging Breakthrough

Financial

Instrument

Baseline

Value

Underlying

Price reflects
expectations of
Baseline Value
in future

Expectations
that are

Price Drivers

Price Discovery

Futures

Spot

Contract

Yes

Future
commodity prices
or index levels

Yes

Bonds

Face

Note

Yes

Future interest
rates, defaults,
prepayments

Yes

Stocks

Book

Net Assets

Yes

Future earnings
and dividends

Yes

MacroShares

Underlying

Value

US Treasuries,
cash

Yes

Future index
levels and net
distributions

Yes

ETFs

Net Asset Value

Baskets of
securities and
derivatives

No

n/a

No*

MacroShares:  Price Discovery (cont’d)

*The market prices of ETFs can stray from NAV, but generally, the differences are small provided that there is liquidity in the underlying.  For example, a U.S.-listed ETF that tracks a foreign stock index may trade
away from net asset value during U.S. trading hours (while the foreign stock exchange is closed).   In a liquid market, such divergence from NAV reflects investor expectations of the future change in the (foreign)
index.

An Investment and Hedging Breakthrough

MACRO MARKETS

MacroShares™
Major Metro Housing Up
UMM
MacroShares™
Major Metro Housing Down
DMM
Features
Benefits
Index Components & Weights
Fund Profile
S&P/Case-Shiller Composite-10 Home Price Index
Summary Statistics

MacroMarkets LLC © 2009

MacroShares™ Major Metro Housing

MacroShares Major Metro Housing

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

Publicly-traded securities based on the S&P/Case-Shiller Composite-10 Home Price Index

Click here for the SEC registration statements

MacroShares™ Major Metro Housing (cont’d)

MacroShares Major Metro Housing

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

Ability to trade home prices like a stock: ticker symbols UMM and DMM

Express a direct, bullish (UMM) or bearish (DMM) view on future home price changes

Security of short-term United States Treasury collateral backing all investor funds

No issuer credit risk

No hidden counterparty risks

Capital appreciation and income potential

Levered Returns that meet the needs of buy-and-hold investors

The leverage factor is applied to cumulative index returns

Unlike levered ETFs, these MacroShares are designed to deliver magnified index returns for holding periods beyond a single day

Liquidity & Transparency: continuous bid/offered prices throughout every trading day via NYSE/Arca

5-year term (early termination triggers apply)

MACRO MARKETS

DMM
Housing
Down
$25
Underlying
Value
SETTLEMENT CONTRACT
UMM
Housing
Up
$25
Underlying
Value
Inception
Starting Index Level = 150
Up and Down Trusts are Equally Collateralized
Leverage Factor = 3
$22
Scenario 1
Index Level increases to 156 (+4%)
$3 is transferred* from the Down to the Up Trust
($25 x 4% index change x leverage factor = $3)
$28
$28
Scenario 2
Index Level decreases to 144 (-4%)
$3 is transferred* from the Up to the Down Trust
($25 x 4% index change x leverage factor = $3)
$22

MacroMarkets LLC © 2009

*No assets are actually transferred between the trusts until a redemption, an early termination or the scheduled maturity date occurs.  The $3 “transfers” within this illustration represent payment obligations of one trust to the other, as mandated by the applicable settlement contract.

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

An Investment and Hedging Breakthrough

Illustration

Features

100% Liquid Collateral Mandate

Investor funds held in secure trusts fully-collateralized with T-bills, overnight government repos, and cash

MacroShares Trusts do not invest or speculate in corporate securities, futures or swaps contracts

Income Distribution Mandate

Income from Treasury collateral defrays trust expenses, can produce quarterly distributions, and is exempt from state and local taxes

Public, exchange-traded equity securities

Liquid and transparent (via NYSE/Arca)

Marginable

Paired-unit issuance and redemption via Authorized Participants (APs) provides additional liquidity

Modest per share values facilitate participation by both retail and institutional housing market stakeholders

Market Price Premiums & Discounts  (relative to underlying value)

Reflect underlying value of each trust and market expectations for home prices over the remaining term of the security

Like any other security, prices can move with the market as key economic indicators are released

3x performance (or inverse performance) of S&P/Case-Shiller Home Price Indices

No need to buy/hold/manage property or home price derivatives

Unlike levered ETFs, levered MacroShares deliver magnified benchmark returns over the long-term

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

MacroShares Major Metro Housing

Benefits

No Credit Risk

Unlike notes and structured products, no issuer credit risk: MacroShares trusts are fully-collateralized with T-bills, overnight government repos, and cash

No Counterparty Risk

Unlike a swap or OTC forward contract (or certain exchange-traded products that use these instruments to gain exposure), MacroShares investments entail no counterparty risk

Price Discovery

Price discovery: transparent pricing and implied forward home price appreciation rates

Stimulus for development of related home price risk markets (i.e., CME Futures & Options, OTC derivatives)

Meets Pent-up Market Needs

A huge, untapped asset class with inefficient/incomplete markets

Institutional and retail demand facilitate effective securitization

As a listed equity security, “turn-key” market access - no need for a futures account or ISDA agreement

Total Return

Quarterly distributions possible when Treasury interest income exceeds trust expenses

A Natural, Two-Sided Market

Investors seeking diversification, relative value and income

Hedgers seeking cost-efficient means to mitigate existing exposures

IPO via open auction; NYSE market-maker provides pricing and fosters liquidity in secondary market

MacroShares Major Metro Housing

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

MACRO MARKETS

✓

✓

✓

✓

▪

✓

✓

✓

✓

MacroMarkets LLC © 2009

Opportunities

Investors:

Enhanced returns, incremental liquidity, lower transactions costs

Achieve levered housing market returns (or inverse returns) with ease

Add a low-correlated asset class to diversify portfolio

Generate periodic income to supplement capital return

Express either a bullish (UMM) or a bearish (DMM) view via a long security position

No need to short-sell in order to establish a bearish view: one can purchase DMM

Risk managers:

Greater efficiency and transparency

  Directly hedge home price, inflation and business cycle exposures via a listed equity instrument

  Eliminate credit and counterparty risks via a collateralized security

  Implement hedges without short-selling

  Observe updated prices via NYSE/Arca throughout the trading day

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

MacroShares Major Metro Housing

MacroShares™ Stakeholders & Applications

Stakeholder Group

Housing Up

(UMM)

Housing Down

(DMM)

Banks

•

•

Dealers

•

•

Developers, Home Builders

•

•

Endowment, Pension Funds

•

GSEs

•

Hedge Funds

•

•

Insurance Companies

•

Mtg Insurance Companies

•

Mtg Lenders/Originators

•

Mutual Funds

•

REITs

•

•

Individual Investors

•

•

Housing Market Stakeholders

MacroShares Applications

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

MACRO MARKETS

■

✓
✓
✓

■

-

■

-

✓
✓

MacroMarkets LLC © 2009

Applications

Banks

- Hedge existing real estate exposure

- Diversify existing real estate exposure and/or strategy

  Geography

  Sector (i.e., residential vs. commercial)

  View (i.e., bullish or bearish via long position)

Corporations

Better manage exposure to construction, home durables & improvements sectors

Dealers

- Meet evolving client needs for long or short exposure

  As a complimentary cash market, MacroShares should stimulate activity in home price futures, options and OTC products

- Arbitrage and relative value trading opportunities

Combined market price of UMM + DMM vs. creation or redemption value

  MacroShares vs. other instruments (e.g., REITS, Mortgages, ABX, Homebuilders)

MacroShares Applications

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

Applications (cont’d)

Developers / Homebuilders

-  Hedge existing real estate exposure

-  Diversify existing real estate exposure

-  Offer homebuyers “covered” home price protection guarantees

Endowments, Pension Funds, Mutual Funds, Insurance Companies

- Attractive risk-adjusted return profile

- Newly accessible asset class with low correlation, portfolio diversification benefits

- Can express either a bullish or bearish view via a long position

- “Duration-matching” of long-term fund liabilities possible

-  Defined benefit plans indexed to wage growth; pre-housing bubble wage growth correlated to home price appreciation  (1988 to 2000 correlation = 0.50)

- Develop and underwrite home equity insurance products

MacroShares Applications

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

Applications (cont’d)

Federal Government

Hedge growing direct and indirect housing exposure

Create incremental housing market liquidity and maximize REO sale proceeds

- e.g., package REO with (hedged) price protection to optimize investor interest

Cultivate development of new mortgage products that lower borrower risk or safely increase affordability

- e.g., home price protection, shared appreciation mortgage products

Hedge Funds

- Pure play on home prices

- No need to rely on surrogates (ABX, CDS, equities)

- Can express either a bullish or bearish view via a long position

- Levered returns

- Marginable

MacroShares Applications

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

MACRO MARKETS

-

-

–

–

MacroMarkets LLC © 2009

Applications (cont’d)

Individual Investors

- Hedge and/or diversify existing home price exposure

- Avoid costs, risks of brick & mortar investing:

- Brokerage fees, property maintenance and management, interest, taxes, illiquidity, lack of diversification, etc.

Mortgage Lenders, Insurers & Originators

- Hedge existing real estate exposure

- Diversify existing real estate exposure

- Develop & underwrite new mortgage and insurance products

e.g., shared appreciation mortgages, home equity insurance

Enhance and protect value of collateral that backs covered bonds

MacroShares Applications

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

Applications (cont’d)

REITs

-  Hedge existing real estate exposure

-  Diversify existing real estate exposure

- Sector (i.e., residential vs. commercial)

- Geography

- View (i.e., bullish or bearish via long position)

- Quarterly dividend potential

- Levered returns, marginable

State and local governments

- Hedge projected revenues and budgets

                - real estate transfer tax receipt volatility

                - property tax assessments

MacroShares Applications

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

The S&P/Case-Shiller
Composite-10 Home Price Index

1 Percentages from 2000 US Census.  Estimated  market values derived by applying those percentages to the $20.5 Trillion total figure from Q4 2008 Federal Flow of Funds Balance Sheet

Boston

$ 472 (2.3%)

Chicago

$ 697 (3.4%)

Denver

$ 226 (1.1%)

Las Vegas

$ 103 (0.5%)

Los Angeles

$ 1,169 (5.7%)

Miami

$ 328 (1.6%)

New York

$ 1,743 (8.5%)

San Diego

$ 287 (1.4%)

San Francisco

$ 677(3.3%)

Washington DC

$ 513 (2.5%)

Estimated Housing Stock Values

($s in Billions; % of total U.S. housing stock)1

S&P/Case-Shiller Composite-10 Home Price Index

Component Markets

MACRO MARKETS

▪

▪

Washington, D.C. (7.8%)
Boston (7.4%)
Chicago (8.9%)
Denver (3.7%)
Las Vegas (1.5%)
San Francisco (11.8%)
San Diego (5.5%)
Los Angeles (21.2%)
New York (27.2%)
Miami (5.0%)

MacroMarkets LLC © 2009

S&P/Case-Shiller Composite-10 Home Price Index

A value-weighted index of 10 major Metropolitan Areas

      Weights are derived from U.S. Census housing counts and average home prices for each metro area

            The housing stock within these 10 markets represents approximately 30% of the U.S. total

MACRO MARKETS

300
250
200
150
100
50
0
S&P/CS Index Level
Boston
Chicago
Denver
Las Vegas
Los Angeles
Miami
New York
San Diego
San Francisco
Washington
Composite-10
'87 '88 '89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08

MacroMarkets LLC © 2009

Historical Performance (Index Levels)

S&P/Case-Shiller Composite-10 Home Price Index

MACRO MARKETS

Year-Over-Year % Change
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
Boston
Chicago
Las Vegas
Los Angeles
New York
San Diego
Washington
Composite-10
Denver
Miami
San Francisco
'88 '89 '90 '91 '92 '93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 '07 '08

MacroMarkets LLC © 2009

Historical Performance (YoY % Return)

S&P/Case-Shiller Composite-10 Home Price Index

MacroShares Research and Pricing Tools

MACRO MARKETS

MacroShares Fair Value Estimator

Estimate fair value prices based on your inputs of expected annual ***home price appreciation (HPA)*** *rates.*

Security:	**Major Metro Housing Up / Down**	Tickers:	**UMM / DMM**
Reference Index:	S&P/Case-Shiller Composite-10 Home Price Index	Leverage Factor:	3x
Today's Date:	April 2, 2009	Index Level at beginning of 2009:	169.78
Maturity Date:	November 25, 2014	Initial Index Level:	162.17
Security Inception Date:	April 24, 2009	Current Index Level:	158.50

Input Expected Annual HPA Rates

	2009	2010	2011	2012	2013	2014
	-14.00%	-4.00%	0.00%	0.50%	1.00%	1.50%
Index Level	146.01	140.17	140.17	140.87	142.27	144.23

Calculate

Clear

Cumulative HPA from Inception Date	
-11.06%	-33.18%
Unlevered	Levered

250
200
150
100
50
0
Index Level
ILLUSTRATION ONLY
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013 2014
Index Level
YoY % Change
S&P/Case-Shiller Composite-10 Index History
Your Projection

	UMM	DMM	Implied Performance: Index Level (at maturity)	Implied Performance: Home Prices (Inception to Maturity)
Underlying Value (UV)	$25.00	$25.00		
Fair Value (based on your HPA inputs)	**$16.69**	**$33.30**	**144.23**	**-11.06%**
Market Price	$15.00	$35.00	140.54	-13.33%
Relative Value (vs your Fair Value)	**CHEAP | -11.26%**	**RICH | +4.85%**		

MacroMarkets LLC © 2009

Research & Pricing Tools

MACRO MARKETS

Gap Gauge

*Discover the difference between the current level of a home price index and its baseline trend level. The **baseline trend** is derived by extrapolating the average rate of index growth before 2000, the year when prices in many real estate markets began appreciating at unprecedented and unsustainable levels. **Gap** measures the percentage difference between a current index level and its corresponding baseline level.*

Index: S&P/CS Home Price Index ▽ Market: New York ▽

ILLUSTRATION ONLY
Index Level
Volume
200
175
150
125
100
75
50
25
0
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
Volume
Baseline
New York

Bubble Adjusted Growth Rate: 5.04%

Gap: 36.0% Months To (Past) Baseline Level: 49

		Index Level	Date	Chg. from Peak
Peak		215.83	Jun 2006	n/a
Current	Actual	190.04	Oct 2008	-12.0%
	Baseline	121.82		-43.6%
Baseline Breakpoint		133.57	Nov 2012	-38.1%

Housing Indicators (based on data published on Dec 2008)	MoM % Change			YoY % Change		
	Prev	Last	Chg	Prev	Last	Chg
Home Prices	-1.0%	-1.6%	▼	-7.5%	-8.6%	▼
Volume	-17.6%	-27.8%	▼	-32.6%	-40.0%	▼
Listed Inventory	-5.5%	-4.5%	▲	-14.5%	-13.5%	▲

MacroMarkets LLC © 2009

Research & Pricing Tools

MACRO MARKETS

Local Market Correlator

Analyze the home price trend of a local market[1] relative to that of an S&P/Case-Shiller Home Price Index.

Zip Code	Property Type	S&P/CS Index	
07076	◉ Single Family	Composite-10	Graph It
	○ Condominium		Clear

◉ Index Level
○ YoY % Change
200
175
150
125
100
75
50
25
0
Index Level
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
ILLUSTRATION ONLY

Local Market Index Profile	
Local Market[1]:	Scotch Plains
PropertyType:	Single Family
Data Source:	Fiserv[2]

	Return	Volatilty	Sharpe
Local Market Index	120.00%	7.50%	0.70
S&P/Case-Shiller Index	111.11%	9.50%	0.50
Correlation	0.99		

[1] Due to data limitations, it is not possible to produce a valid home price index for every local market, zip code or market segment.

[2] Fiserv Lending Solutions (FLS) maintains a comprehensive library of Case-Shiller Home Price Indexes ("CSIs") for markets across the United States FLS is not responsible for the completeness or accuracy of the information presented herein. The CSI data may not be copied or otherwise redistributed by any means without explicit permission from FLS. For more information about home price index data for local markets, please contact FLS at 617-354-1400 or visit www.fiservlendingsolutions/REdex.com

MacroMarkets LLC © 2009

Research & Pricing Tools

MACRO MARKETS

Home Price Charting

Customize relative performance analyses of housing and other major asset classes.

Home Prices vs.	◉ Home Prices	○ Market Benchmarks	
Select Indices	Composite-10 ▽	U.S. National ▽	Graph It
	Los Angeles ▽	New York ▽	Clear
Date Range	January ▽ 1987 ▽	- November ▽ 2008 ▽	

Index Level or Price
YoY % Change
200
175
150
125
100
75
50
25
0
Index Level
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
ILLUSTRATION ONLY

	Correlation	Return	Volatility	Sharpe
Composite-10	1.00	170.26%	10.47%	15.67%
U.S. National	0.91	172.43%	20.20%	8.31%
Los Angeles	0.93	187.34%	11.73%	16.48%
New York	n/a	n/a	n/a	n/a

MacroMarkets LLC © 2009

Research & Pricing Tools

Component Metro Market Profiles

S&P/Case-Shiller Composite-10 Home Price Index

Appendix A

MACRO MARKETS

Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index
NH
MA

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count

S&P/CS Boston Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS Boston Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level

MacroMarkets LLC © 2009

Covered counties:

Essex, MA

Middlesex, MA

Norfolk, MA

Plymouth, MA

Suffolk, MA

Rockingham, NH

Strafford, NH

Boston

S&P/Case-Shiller Composite-10 Home Price Index

Boston Metro Component

Relative Performance: Boston Metro v. Comp-10

Metro Area Snapshot

Estimated Housing Stock Value

$472 Billion

% of US housing stock value

2.3%

Weight within S&P/CS Comp-10

7.4%

Correlation to S&P/CS Comp-10*

0.733

Market Peak

September, 2005

Change Since Peak*

- 17.4%

Historical Index Performance, Sale Pair Counts

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

From index data published March 31, 2009

From index data published March 31, 2009

MACRO MARKETS

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count

IL
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS index

S&P/CS Chicago Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS Chicago Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level

MacroMarkets LLC © 2009

** The county composition of the S&P/Case-Shiller Chicago Home Price Index differs from the composition of the Chicago Metropolitan Division (MD) defined by The United States Office of Management and Budget (OMB) . DeKalb, Grundy
counties are included in the OMB-defined Chicago MD but are not covered by the S&P/CS.  The net difference between the population coverage of the S&P/Case-Shiller Chicago Home Price Index and the OMB Chicago MD is approximately 1.7%

Covered counties**:

Cook, IL

Du Page, IL

Kane, IL

Kendall, IL

Lake, IL

Mchenry, IL

Will, IL

Metro Area Snapshot

Estimated Housing Stock Value

$697 Billion

% of US housing stock value

3.4%

Weight within S&P/CS Comp-10

8.9%

Correlation to S&P/CS Comp-10*

0.842

Market Peak

September, 2006

Change Since Peak*

- 22.4%

Chicago

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

S&P/Case-Shiller Composite-10 Home Price Index

Chicago Metro Component

Historical Index Performance, Sale Pair Counts

Relative Performance: Chicago Metro v. Comp-10

From index data published March 31, 2009

From index data published March 31, 2009

MACRO MARKETS

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS index
CO

S&P/CS Denver Home Price Index YoY % Change
S&P/CS Comp- 10 Home Price Index YoY % Change
S&P/CS Denver Home Price Index (right axis)
S&P/CS Comp- 10 Home Price Index (right axis)
YoY % Change
Index Level
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
320
280
240
200
160
120
80
40
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

MacroMarkets LLC © 2009

** The county composition of the S&P/Case-Shiller Denver Home Price Index differs from the composition of the Denver Metropolitan Statistical Area (MSA) defined by The United States Office of Management and Budget (OMB) . Gilpin, Clear Creek, and Park counties are included in the OMB-defined
Denver Metropolitan Statistical Area  but are not covered by the S&P/CS.  The net difference between the population coverage of the S&P/Case-Shiller Denver Home Price Index and the OMB Denver MSA is approximately 1.1%

Covered counties**:

Adams, CO

Araphoe, CO

Broomfield, CO

Denver, CO

Douglas, CO

Elbert, CO

Jefferson, CO

Denver

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

S&P/Case-Shiller Composite-10 Home Price Index

Denver Metro Component

Metro Area Snapshot

Estimated Housing Stock Value

$226 Billion

% of US housing stock value

1.1%

Weight within S&P/CS Comp-10

3.7%

Correlation to S&P/CS Comp-10*

0.279

Market Peak

August, 2006

Change Since Peak*

-12.8%

Historical Index Performance, Sale Pair Counts

Relative Performance: Denver Metro v. Comp-10

From index data published March 31, 2009

From index data published March 31, 2009

MACRO MARKETS

NV
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count

S&P/CS Las Vegas Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS Las Vegas Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level

MacroMarkets LLC © 2009

Covered counties:

Clark, NV

Metro Area Snapshot

Estimated Housing Stock Value

$103 Billion

% of US housing stock value

0.5%

Weight within S&P/CS Comp-10

1.5%

Correlation to S&P/CS Comp-10*

0.764

Market Peak

August, 2006

Change Since Peak*

-46.5%

Las Vegas

S&P/Case-Shiller Composite-10 Home Price Index

Las Vegas Metro Component

Historical Index Performance, Sale Pair Counts

Relative Performance: Las Vegas Metro v. Comp-10

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

From index data published March 31, 2009

From index data published March 31, 2009

MACRO MARKETS

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
30,000
25,000
20,000
15,000
10,000
5,000
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

CA
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS index

S&P/CS LA Home Price Index YoY% Change
S&P/CS Comp-10 Home Price Index YoY% Change
S&P/CS LA Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
320
280
240
200
160
120
80
40
0
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

MacroMarkets LLC © 2009

Metro Area Snapshot

Estimated Housing Stock Value

$1,169 Billion

% of US housing stock value

5.7%

Weight within S&P/CS Comp-10

21.2%

Correlation to S&P/CS Comp-10*

0.933

Market Peak

September, 2006

Change Since Peak*

-39.2%

Covered counties:

Los Angeles, CA

Orange, CA

Los Angeles

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

S&P/Case-Shiller Composite-10 Home Price Index

Los Angeles Metro Component

Historical Index Performance, Sale Pair Counts

Relative Performance: Los Angeles Metro v. Comp-10

From index data published March 31, 2009

From index data published March 31, 2009

MACRO MARKETS

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count

Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index
FL

S&P/CS Miami Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS Miami Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level

MacroMarkets LLC © 2009

Metro Area Snapshot

Estimated Housing Stock Value

$328 Billion

% of US housing stock value

1.6%

Weight within S&P/CS Comp-10

5.0%

Correlation to S&P/CS Comp-10*

0.882

Market Peak

December, 2006

Change Since Peak*

- 43.4%

Covered counties:

Broward, FL

Miami-Dade, FL

Palm Beach, FL

Miami

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

S&P/Case-Shiller Composite-10 Home Price Index

Miami Metro Component

Historical Index Performance, Sale Pair Counts

Relative Performance: Miami Metro v. Comp-10

From index data published March 31, 2009

From index data published March 31, 2009

MACRO MARKETS

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count

Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index
NY
CT
NJ

S&P/CS New York Home Price Index YoY % Change
S&P/CS Comp- 10 Home Price Index YoY % Change
S&P/CS New York Home Price Index (right axis)
S&P/CS Comp- 10 Home Price Index (right axis)
YoY % Change

MacroMarkets LLC © 2009

New York

S&P/Case-Shiller Composite-10 Home Price Index

New York Metro Component

** The county composition of the S&P/Case-Shiller New York Home Price Index differs from the composition of the New York Metropolitan Statistical Area (MSA) defined by The United States Office of Management and Budget (OMB) .   The OMB
includes Orange (NY) and Pike (PA) counties in the New York MSA, and does not include Warren (NJ), New Haven (CT), and Fairfield (CT) counties.  The net difference between the population coverage of the S&P/Case-Shiller New York Home
Price Index and the OMB New York MSA is approximately 0.2%

Covered counties**:

Fairfield, CT

New Haven, CT

Bergen, NJ

Essex, NJ

Hudson, NJ

Hunterdon, NJ

Mercer, NJ

Middlesex, NJ

Monmouth, NJ

Morris, NJ

Ocean, NJ

Passaic, NJ

Somerset,NJ

Sussex, NJ

Union, NJ

Warren, NJ

Bronx, NY

Dutchess, NY

Kings, NY

Nassau, NY

New York, NY

Orange, NY

Putnam, NY

Queens, NY

Richmond, NY

Rockland, NY

Suffolk, NY

Westchester, NY

Metro Area Snapshot

Estimated Housing Stock Value

$1,743 Billion

% of US housing stock value

8.5%

Weight within S&P/CS Comp-10

27.2%

Correlation to S&P/CS Comp-10*

0.871

Market Peak

June, 2006

Change Since Peak*

- 16.0%

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

Historical Index Performance, Sale Pair Counts

Relative Performance: New York Metro v. Comp-10

From index data published March 31, 2009

From index data published March 31, 2009

MACRO MARKETS

CA
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count

S&P/CS San Diego Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS San Diego Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level

MacroMarkets LLC © 2009

Metro Area Snapshot

Estimated Housing Stock Value

$287 Billion

% of US housing stock value

1.4%

Weight within S&P/CS Comp-10

5.5%

Correlation to S&P/CS Comp-10*

0.925

Market Peak

November, 2005

Change Since Peak*

- 40.8%

San Diego

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

Covered counties:

San Diego, CA

S&P/Case-Shiller Composite-10 Home Price Index

San Diego Metro Component

Historical Index Performance, Sale Pair Counts

Relative Performance: San Diego Metro v. Comp-10

From index data published March 31, 2009

From index data published March 31, 2009

MACRO MARKETS

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
12,000
10,000
8,000
6,000
4,000
2,000
0
1990
1992
1994
1996
2000
2002
2004
2006
2008

CA
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS index

S&P/CS San Fran Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS San Fran Home Price Index (right axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
320
280
240
200
160
120
80
40
0
1990
1992
2000
2002
2004
2006
2008

MacroMarkets LLC © 2009

Metro Area Snapshot

Estimated Housing Stock Value

$677 Billion

% of US housing stock value

3.3%

Weight within S&P/CS Comp-10

11.8%

Correlation to S&P/CS Comp-10*

0.892

Market Peak

May, 2006

Change Since Peak*

- 43.1%

San Francisco

Covered counties:

Alameda, CA

Contra Costa, CA

Marin, CA

San Francisco, CA

San Mateo, CA

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

Historical Index Performance, Sale Pair Counts

S&P/Case-Shiller Composite-10 Home Price Index

San Francisco Metro Component

Relative Performance: San Francisco Metro v. Comp-10

From index data published March 31, 2009

From index data published March 31, 2009

MACRO MARKETS

Sale Pair Count (right axis)
Index YoY % Change
Index YoY % Change
Sale Pair Count

MD
VA
Population per square mile
250+
50 - 249.9
10 - 49.9
less than 10
Counties covered by the S&P/CS Index

S&P/CS Wash DC Home Price Index YoY % Change
S&P/CS Comp-10 Home Price Index YoY % Change
S&P/CS Wash DC Home Price Index (rigth axis)
S&P/CS Comp-10 Home Price Index (right axis)
YoY % Change
Index Level

MacroMarkets LLC © 2009

Metro Area Snapshot

Estimated Housing Stock Value

$513 Billion

% of US housing stock value

2.5%

Weight within S&P/CS Comp-10

7.8%

Correlation to S&P/CS Comp-10*

0.950

Market Peak

May, 2006

Change Since Peak*

- 31.5%

** The county composition of the S&P/Case-Shiller Wash DC Home Price Index differs from the composition of the Wash DC Metropolitan Statistical Area (MSA) defined by The United States Office of Management and Budget
(OMB) . Fairfax City, Falls Church City, Manassas City, Manassas Park City, and Warren counties are included in the OMB-defined Wash DC Metropolitan Statistical Area  but are not covered by the S&P/CS.  The net difference between the population coverage of the S&P/Case-Shiller Wash DC Home Price Index and the OMB Wash DC MSA is approximately 2.3%

Covered counties**:

District of Columbia

Calvert, MD

Charles, MD

Frederick, MD

Montgomery, MD

Prince Georges, MD

Alexandria City, VA

Arlington, VA

Clark, VA

Fairfax, VA

Fauquier, VA

Fredericksburg City, VA

King George, VA

Loudoun, VA

Spotsylvania, VA

Prince William, VA

Stafford, VA

Washington, DC

* Correlation since inception.    Change Since Peak derived from index data published March 31st, 2009

S&P/Case-Shiller Composite-10 Home Price Index

Washington, DC Metro Component

Historical Index Performance, Sale Pair Counts

Relative Performance: Washington, DC Metro v. Comp-10

From index data published March 31, 2009

From index data published March 31, 2009

Housing Market Data

Appendix B

MACRO MARKETS

	A	B	C	D	E	F	G	H	I	J	K	L
1	Date	MA-Boston	IL-Chicago	CO-Denver	NV-Las Vegas	CA-Los Angeles	FL-Miami	NY-New York	CA-San Diego	CA-San Francisco	DC-Washington	Composite-10
2		BOXR	CHXR	DNXR	LVXR	LXXR	MIXR	NYXR	SDXR	SFXR	WDXR	CSXR
3	January 1987	70.04	53.55	50.20	66.36	59.33	68.50	74.42	54.67	46.61	64.11	62.82
4	February 1987	70.08	54.64	49.96	67.03	59.65	68.76	75.43	54.89	46.87	64.77	63.39
5	March 1987	70.00	54.80	50.15	67.34	59.99	69.23	76.25	55.16	47.32	65.71	63.87
6	April 1987	70.70	54.88	50.55	67.88	60.81	69.20	77.34	55.85	47.69	66.40	64.57
7	May 1987	71.51	55.43	50.63	67.90	61.67	69.46	79.16	56.35	48.31	67.27	65.56
8	June 1987	72.32	56.39	50.50	66.48	62.71	69.31	80.84	56.86	48.83	68.70	66.59
9	July 1987	73.09	57.54	50.28	65.43	63.66	69.70	82.22	57.26	49.49	69.79	67.54
10	August 1987	73.79	58.37	50.38	65.14	64.56	70.16	83.01	57.69	49.94	70.62	68.25
11	September 1987	74.39	58.85	50.18	65.85	65.38	70.96	83.44	58.14	50.69	71.79	68.87
12	October 1987	74.63	59.32	50.38	66.21	66.20	71.28	83.88	58.53	51.33	72.57	69.42
13	November 1987	74.83	59.34	49.89	67.05	66.94	71.50	84.02	59.02	51.80	73.18	69.75
14	December 1987	74.74	60.30	49.86	66.66	67.91	71.41	84.41	59.40	52.03	73.42	70.22
15	January 1988	74.40	61.20	49.35	66.64	68.66	71.66	84.12	59.86	52.24	74.07	70.45
16	February 1988	74.02	62.78	49.27	65.89	69.36	71.68	83.92	60.12	52.64	74.88	70.77
17	March 1988	73.40	64.45	48.85	66.26	70.14	72.19	83.48	60.87	53.19	76.04	71.12
18	April 1988	73.78	65.22	48.58	67.11	70.83	72.47	83.71	61.19	54.19	77.02	71.65
19	May 1988	74.46	65.53	48.22	67.51	72.03	72.76	84.23	61.68	56.09	78.19	72.48
20	June 1988	75.07	66.85	48.27	67.18	74.35	73.55	84.59	61.54	58.22	79.56	73.63
21	July 1988	75.53	67.07	48.33	67.36	77.22	74.13	85.02	64.81	58.70	81.25	74.81
22	August 1988	75.47	68.66	48.52	68.11	79.27	75.02	85.33	65.64	59.00	82.35	75.73
23	September 1988	75.38	68.71	48.37	69.06	81.23	75.63	85.54	66.45	59.50	83.59	76.40
24	October 1988	75.25	69.37	48.27	69.19	82.94	75.86	85.14	67.47	60.37	83.94	76.90
25	November 1988	75.01	68.27	47.86	68.64	84.69	76.09	84.82	68.62	61.31	84.68	77.28
26	December 1988	74.79	67.70	47.36	67.98	85.97	76.19	84.33	69.84	62.20	85.74	77.58
27	January 1989	74.23	67.46	47.23	68.73	87.30	76.59	84.32	70.96	62.66	86.50	77.99
28	February 1989	74.59	68.32	47.21	69.11	88.28	76.82	83.77	72.27	63.32	87.34	78.36
29	March 1989	74.48	69.93	47.33	69.97	90.34	77.00	83.27	73.92	64.64	88.14	79.12
30	April 1989	74.63	70.68	47.33	69.61	92.11	77.32	82.94	75.45	66.27	88.99	79.83
31	May 1989	74.73	70.48	47.49	69.64	93.98	77.19	82.97	76.83	67.77	89.62	80.52
32	June 1989	74.63	70.91	47.73	71.19	95.56	77.68	82.95	78.31	69.26	90.48	81.24
33	July 1989	74.68	70.89	47.64	71.56	96.71	78.05	82.67	79.36	70.27	91.26	81.66
34	August 1989	74.07	71.31	47.78	72.65	97.51	78.56	82.63	80.56	71.36	91.84	82.08
35	September 1989	73.71	70.88	47.80	73.41	97.99	78.58	82.38	81.58	72.31	92.35	82.25
36	October 1989	73.38	70.36	48.12	74.27	98.55	78.62	82.36	82.44	72.95	92.45	82.44
37	November 1989	73.31	69.57	48.18	74.74	99.29	78.51	81.85	83.00	73.25	92.45	82.43
38	December 1989	73.02	68.91	48.06	74.99	99.88	78.74	81.32	83.55	73.02	92.64	82.35
39	January 1990	72.76	68.50	47.98	75.46	100.23	79.20	80.89	83.77	72.87	92.99	82.29
40	February 1990	72.28	68.06	48.08	75.14	100.15	79.48	80.53	84.08	72.95	93.18	82.15
41	March 1990	71.19	68.68	48.29	76.08	100.02	79.30	79.99	84.43	73.50	93.02	82.02
42	April 1990	70.91	69.43	48.40	76.77	99.99	79.24	79.34	85.09	74.57	93.22	82.05
43	May 1990	70.42	69.97	48.40	77.59	99.79	79.33	79.05	85.53	75.12	93.01	82.01
44	June 1990	70.14	70.62	48.75	78.34	100.24	79.78	78.96	86.01	75.16	92.95	82.19
45	July 1990	69.84	71.23	48.84	79.53	100.05	80.03	78.78	86.02	74.81	92.81	82.10
46	August 1990	69.56	71.48	48.99	80.95	99.99	80.11	78.21	85.86	74.45	92.35	81.86
47	September 1990	69.30	71.61	48.98	81.64	99.26	79.94	77.41	85.76	74.24	91.81	81.39
48	October 1990	68.72	70.99	48.86	82.41	98.66	79.67	76.80	85.32	73.44	91.48	80.84
49	November 1990	67.36	70.73	48.78	81.85	97.36	79.75	76.14	84.98	72.58	91.08	80.09
50	December 1990	66.13	70.08	48.53	81.78	96.54	79.41	75.60	83.93	71.47	90.74	79.38

MacroMarkets LLC © 2009

Historical Index Data

Housing Market Data

Click Here

For Historical Data Download

Housing Market Data

A variety of public data shapes home price expectations

Building Permits

Housing Starts

Home Sales – New, Existing, Pending

Excess Inventory

Mortgage Applications

Homebuilder earnings

Homebuilder Indices (e.g., NAHB)

Mortgage Defaults / Foreclosures

Fed Policy

Construction Spending

Government housing policies, subsidies

Fiscal and tax policies

Macroeconomic indicators with a relationship to home prices:

Interest rates, GDP, Personal Income, Consumer Confidence, CPI, Unemployment, etc.

Mon

Tue

Wed

Thu

Fri

1

U. of Michigan Confidence

4

5

6

7

8

Pending Home Sales

Construction
Spending

Consumer Confidence

D.R. Horton Inc. (DHI)
Earnings

MBA Mtg Apps

ADP Employment

Initial Jobless Claims

Continuing Claims

Avatar Holdings Inc.
(AVTR)Earnings

Consumer Credit

Non Farm Payrolls

11

12

13

14

15

Standard Pacific
Corp. (SPF) Earnings

IBP/TTPP Economic
Optimism

Consumer Confidence

MBA Mtg Apps

Initial Jobless Claims

Continuing Claims

Consumer Price Index

U. of Michigan Confidence

18

19

20

21

22

NAHB Housing
Market Index

Housing Starts

Building Permits

Consumer Confidence

MBA Mtg Apps

Initial Jobless Claims

Continuing Claims

Leading Indicators

Continuing Claims

25

26

27

28

29

Memorial Day –
NYSE Market is
Closed

S&P/Case-Shiller

Home Price Index

Consumer Confidence

MBA Mtg Apps

Initial Jobless Claims

Continuing Claims

GDP

U. of Michigan Confidence

May 2009

Though the S&P/CSIs are updated monthly, there are
numerous, frequent economic and housing market
indicators that influence expectations for future home prices

MACRO MARKETS

	Frequency	Unit/ Measure	As Of	Current Price	CHANGE 1 mo	CHANGE 3 mo	CHANGE 1 yr	PAST YEAR High	PAST YEAR Low	PAST YEAR Avg	PAST YEAR Std Dev	Source
Macroeconomic Indicators												
Consumer confidence	Monthly	Index Level	As of Aug 31, 2008	63.06	2.94%	5.35%	-24.46%	83.40	56.40	70.85	0.0550	U of Michigan Survey Research
Core CPI (YoY)	Monthly	Percent	As of Aug 31, 2008	216.48	0.20%	0.60%	2.54%	216.48	211.11	213.85	0.0015	Bureau of Labor Statistics
CPI (YoY)	Monthly	Percent	As of Aug 31, 2008	219.09	-0.40%	1.13%	5.37%	219.96	207.92	213.17	0.0040	Bureau of Labor Statistics
CPI Owners Equivalent Rent - NSA	Monthly	Index Level	As of Aug 31, 2008	252.98	0.18%	0.55%	2.49%	252.98	246.82	250.23	0.0007	Bureau of Labor Statistics
Income/Wage Growth	Monthly	Percent	As of Aug 31, 2008	10717.90	-0.86%	-3.46%	4.79%	11102.10	10227.50	10528.58	0.0183	FactSet
Retail Sales including Food Services	Monthly	Percent	As of Aug 31, 2008	390.39	-0.29%	-3.70%	-0.44%	429.95	346.95	381.26	0.0053	FactSet
Unemployment	Monthly	Persons in 000s	As of Aug 31, 2008	9479.00	0.49%	17.37%	33.73%	9479.00	6773.00	7985.38	0.0650	Bureau of Labor Statistics
Stocks												
DJIA	Daily	Index Level	As of September 26, 2008	11143.13	-2.36%	-2.71%	-19.81%	14164.53	10609.66	12455.01	0.0137	FactSet or Bloomberg
S&P 500	Daily	Index Level	As of September 26, 2008	1213.01	-4.60%	-5.47%	-20.55%	1565.15	1156.39	1370.18	0.0145	FactSet or Bloomberg
Russell 1000	Daily	Index Level	As of September 26, 2008	659.69	-5.14%	-6.47%	-20.59%	852.32	630.87	747.64	0.0144	FactSet or Bloomberg
U.S. Treasury Rates												
2-Year	Daily	Percent	As of September 29, 2008	1.71	-25.50%	-35.68%	-57.40%	4.22	1.34	2.58	0.0513	FactSet or Bloomberg
5-Year	Daily	Percent	As of September 29, 2008	2.72	-10.27%	-18.37%	-35.82%	4.41	2.21	3.20	0.0346	FactSet or Bloomberg
10-Year	Daily	Percent	As of September 29, 2008	3.63	-3.90%	-9.05%	-20.37%	4.89	3.31	3.91	0.0204	FactSet or Bloomberg
30-Year	Daily	Percent	As of September 29, 2008	4.16	-5.15%	-8.37%	-13.26%	4.92	4.09	4.51	0.0141	FactSet or Bloomberg
Mortgage Rates												
30-Year Conventional/Conforming - Fixed Rate	Daily	Percent	As of September 25, 2008	6.09	-5.87%	-5.14%	-3.94%	6.63	5.48	6.14	0.0109	Bloomberg
30-Year Jumbo - Fixed Rate	Daily	Percent	As of October 2, 2008	7.99	1.65%	1.91%	14.31%	8.17	6.32	7.32	0.0121	Bloomberg
Home Prices												
S&P/Case-Shiller U.S. National	Quarterly	Index Level	As of June 30, 2008	155.32	N/A	-2.42%	-15.39%	183.57	155.32	169.79	0.0256	Standard & Poor's
S&P/Case-Shiller Composite-20	Monthly	Index Level	As of September 30, 2008	166.23	-0.88%	-2.21%	-16.35%	198.71	166.23	181.54	0.0074	Standard & Poor's
S&P/Case-Shiller Composite-10	Monthly	Index Level	As of September 30, 2008	178.46	-1.09%	-2.68%	-17.49%	216.30	178.46	196.61	0.0074	Standard & Poor's
S&P/Case-Shiller Boston	Monthly	Index Level	As of September 30, 2008	162.58	0.17%	2.45%	-5.35%	171.77	158.53	164.62	0.0095	Standard & Poor's
S&P/Case-Shiller Chicago	Monthly	Index Level	As of September 30, 2008	149.60	-0.35%	-0.55%	-9.95%	166.13	149.60	157.02	0.0081	Standard & Poor's
S&P/Case-Shiller Denver	Monthly	Index Level	As of September 30, 2008	132.87	0.77%	3.25%	-4.72%	139.72	127.40	132.63	0.0126	Standard & Poor's
S&P/Case-Shiller Los Angeles	Monthly	Index Level	As of September 30, 2008	192.55	-1.63%	-4.92%	-26.18%	260.84	192.55	225.57	0.0110	Standard & Poor's
S&P/Case-Shiller Las Vegas	Monthly	Index Level	As of September 30, 2008	154.15	-2.75%	-7.08%	-29.90%	219.81	154.15	186.85	0.0127	Standard & Poor's
S&P/Case-Shiller Miami	Monthly	Index Level	As of September 30, 2008	186.84	-1.60%	-6.78%	-28.25%	260.39	186.84	223.28	0.0092	Standard & Poor's
S&P/Case-Shiller New York	Monthly	Index Level	As of September 30, 2008	192.92	-0.76%	-0.93%	-7.41%	208.36	192.92	200.42	0.0036	Standard & Poor's
S&P/Case-Shiller San Francisco	Monthly	Index Level	As of September 30, 2008	156.88	-1.85%	-4.71%	-24.81%	208.64	156.88	183.14	0.0132	Standard & Poor's
S&P/Case-Shiller San Diego	Monthly	Index Level	As of September 30, 2008	172.20	-1.81%	-4.63%	-25.02%	229.66	172.20	199.05	0.0083	Standard & Poor's
S&P/Case-Shiller Washington D.C.	Monthly	Index Level	As of September 30, 2008	195.49	-1.07%	-2.88%	-15.80%	232.17	195.49	213.80	0.0076	Standard & Poor's
NAR Median	Quarterly	NA	As of June 30, 2008	206.50	N/A	5.20%	-7.61%	223.50	196.30	210.46	0.0517	National Association of Realtors
Housing Affordability	Quarterly	Index Level	As of March 31, 2008	125.20	N/A	-5.46%	14.62%	132.43	108.57	119.25	0.0808	National Association of Realtors
Housing Affordability (First Time)	Quarterly	Index Level	As of March 31, 2008	82.70	N/A	-5.59%	14.38%	87.60	71.70	78.86	0.0822	National Association of Realtors
OFHEO	Quarterly	Index Level	As of March 31, 2008	380.82	N/A	-1.27%	-1.71%	387.45	380.82	385.53	0.0076	OFHEO
OFHEO Purchase Only	Monthly	Index Level	As of March 31, 2008	214.17	-0.75%	-0.75%	-5.31%	226.18	214.17	219.14	0.0050	OFHEO

MacroMarkets LLC © 2009

Housing Market Data

A variety of public data shapes home price expectations

(cont’d)

MACRO MARKETS

	Frequency	Unit/ Measure	As Of	Current Price	CHANGE 1 mo	3 mo	1 yr	PAST YEAR High	Low	Avg	Std Dev	Source
Home Sales												
Building Permits	Monthly	# 000s	As of Aug 31, 2008	55.0	-6.30%	-12.28%	-38.75%	69.8	45.2	61.58	0.1296	U.S. Department of Commerce
Existing (All)	Monthly	# 000s	As of Aug 31, 2008	489.0	-2.98%	1.24%	-14.96%	575.0	278.0	425.62	0.1404	National Association of Realtors
Existing (Single Family)	Monthly	# 000s	As of Aug 31, 2008	431.0	-1.15%	1.41%	-13.97%	501.0	250.0	374.38	0.1450	National Association of Realtors
Existing (Months Supply)	Monthly	# Months	As of Aug 31, 2008	10.0	-3.85%	-4.76%	7.53%	11.0	9.2	10.01	0.0611	National Association of Realtors
Pending Sales - NSA	Monthly	Index Level	As of Aug 31, 2007	94.80	-10.99%	-8.14%	-6.51%	106.50	54.80	87.88	0.1668	NAHB
New Home Sales	Monthly	# 000s	As of Aug 31, 2008	39	-11.36%	-20.41%	-35.00%	60	39	48.15	0.0857	U.S. Census Bureau
Housing Starts - 1 unit (SA)	Monthly	# 000s	As of Aug 31, 2008	630	-1.87%	-7.62%	-34.92%	968	630	759	0.0200	U.S. Department of Commerce
Mortgage Applications - Purchase	Weekly	Index Level	As of Aug 31, 2008	340.36	-4.10%	-16.20%	-26.82%	465.08	283.85	379.73	0.1144	Mortgage Bankers Association
Mortgage Applications - Refi	Weekly	Index Level	As of Aug 31, 2008	1065.72	-15.51%	-48.10%	-41.55%	3713.15	1065.72	2180.26	0.3087	Mortgage Bankers Association
Private Housing Authorized	Monthly	# 000s	As of Aug 31, 2008	73.90	-11.50%	-18.16%	-41.35%	126.00	73.40	89.87	0.1336	U.S. Department of Commerce
Mortgage Delinquencies												
Total	Quarterly	Percent	As of June 30, 2008	0.1	N/A	0.94%	25.20%	N/A	N/A	N/A	N/A	Standard & Poor's
Prime Total	Quarterly	Percent	As of June 30, 2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Prime Fixed	Quarterly	Percent	As of June 30, 2008	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Prime ARM	Quarterly	Percent		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Subprime Total	Quarterly	Percent	As of March 31, 2008	N/A	N/A	18.79%	84.40%	N/A	N/A	N/A	0.0211	Mortgage Bankers Association
Subprime Fixed	Quarterly	Percent		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Subprime ARM	Quarterly	Percent		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Foreclosures												
Total (Realty Trac)	Monthly	Units	As of Aug 31, 2008	303879.0	11.65%	16.32%	26.69%	N/A	N/A	N/A	N/A	Realty Trac
Total (MBA) - SA	Quarterly	Percent	As of June 30, 2008	0.0	N/A	0.93%	83.05%	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Prime Fixed	Quarterly	Percent	As of June 30, 2008	0.0	N/A	17.24%	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Prime ARM	Quarterly	Percent	As of June 30, 2008	0.0	N/A	16.67%	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Subprime Fixed	Quarterly	Percent	As of June 30, 2008	0.02	N/A	15.00%	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Subprime ARM	Quarterly	Percent	As of June 30, 2008	0	N/A	4.91%	N/A	N/A	N/A	N/A	N/A	Mortgage Bankers Association
Other												
Builder Confidence	Monthly	Index Level	As of September 30, 2008	17	6.25%	0.00%	-15.00%	20	15	18.00	0.0671	NAHB/Wells Fargo
Builder Index (PHLX)	Daily	Index Level	As of October 1, 2008	130.59	1.12%	20.06%	-20.00%	171.63	98.42	135.30	0.0308	FactSet
Builder Stocks												
DR Horton - DHI	Daily	$ Price/Sh	As of September 26, 2008	13.81	26.12%	17.03%	-7.24%	17.31	9.57	13.28	0.0485	Bloomberg
Hovnanian - HOV	Daily	$ Price/Sh	As of September 26, 2008	8.59	34.22%	44.61%	-22.54%	12.86	4.64	8.81	0.0695	Bloomberg
Lennar - LEN	Daily	$ Price/Sh	As of September 26, 2008	15.28	38.41%	14.54%	-32.54%	25.82	10.24	16.89	0.0562	Bloomberg
Pulte - PHM	Daily	$ Price/Sh	As of September 26, 2008	16.22	27.22%	56.41%	19.18%	17.23	8.66	12.83	0.0529	Bloomberg
Toll Brothers - TOL	Daily	$ Price/Sh	As of September 26, 2008	26.24	17.51%	37.31%	31.27%	26.84	16.04	21.46	0.0376	Bloomberg
Weyerhaeuser - WY	Daily	$ Price/Sh	As of September 26, 2008	62.32	19.30%	24.17%	-13.80%	77.68	47.27	62.94	0.0245	Bloomberg
Home Improvement Stocks												
Home Depot - HD	Daily	$ Price/Sh	As of September 26, 2008	26.46	-2.07%	7.30%	-18.43%	34.22	21.46	27.64	0.0246	Bloomberg
Lowes - LOW	Daily	$ Price/Sh	As of September 26, 2008	24.46	-0.41%	15.38%	-12.71%	29.29	18.28	23.82	0.0274	Bloomberg
GSE Stock												
Fannie Mae - FNM	Daily	$ Price/Sh	As of September 26, 2008	1.83	-67.44%	-91.30%	-96.99%	67.39	0.43	29.48	0.1148	Bloomberg
Freddie Mac - FRE	Daily	$ Price/Sh	As of September 26, 2008	2.00	-49.62%	-89.21%	-96.81%	63.43	0.26	25.59	0.1217	Bloomberg
Housing Inventory, Single Family	Monthly	# 000s	As of Aug 31, 2008	3600.00	-5.26%	-5.26%	-3.49%	3900.00	3390.00	3673.08	0.0543	FactSet
NAREIT Composite Total Return Index	Daily	Index Level	As of September 30, 2008	3333.52	-1.59%	4.24%	-13.43%	4085.60	2969.57	3432.91	0.0263	Bloomberg

MacroMarkets LLC © 2009

Housing Market Data

A variety of public data shapes home price expectations

(cont’d)

MACRO MARKETS

Home Prices
Building Permits
300
250
200
150
100
50
0
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

Home Prices
Housing Starts
300
250
200
150
100
50
0
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

Home Prices
Existing Home Sales
New Home Sales
300
250
200
150
100
50
0
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

Home Prices
Inventory (existing)
300
250
200
150
100
50
0
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

MacroMarkets LLC © 2009

U.S. Home Price Indicators: A sample

Home Prices = S&P/Case-Shiller Composite-10

Building Permits (1-unit), Housing Starts (1-unit), New Home Sales = US Department of Commerce

Existing Home Sales, Inventory (1-unit) = National Association of Realtors

Housing Market Data

Home Price Research / Whitepapers

Appendix C

“Derivatives Markets for Home Prices” Robert J. Shiller, for Lincoln Institute of Land Policy conference “Housing and the Built Environment: Access, Finance, Policy,”
Cambridge MA,  December, 2007

This paper discusses real estate risks, the importance of managing these risks, and the development of a derivatives market to do so.

     Read full article

“Evolution of an Economic Crisis?: The Subprime Lending Disaster and the Threat to the Broader Economy“ Robert Shiller, Stanley B. Resor Professor of Economics and
Professor of Finance, Yale University, Co-founder and Chief Economist, MacroMarkets LLC, Research Associate, National Bureau of Economic Research, September 2007

This paper was submitted in a testimony to the Congress of the United States, Joint Economic Committee.

     Read full article

"Understanding Recent Trends in House Prices and Home Ownership" Robert Shiller, Professor of Economics and Professor of finance, Yale University, and Chief Economist,
MacroMarkets LLC, August 2007
This paper, first presented at the Federal Reserve Bank of Kansas City’s annual symposium at Jackson Hole, Wyoming on August 30th, 2007, looks at a broad array of evidence concerning the recent boom in home prices, and considers what this means for future home prices and the economy.

     Read full article

"Radical Financial Innovation" Robert Shiller, for Entrepreneurship, Innovation and the Growth Mechanism of the Free Market Economies, in honor of William Baumol, Princeton
University Press, 2006.

This paper discusses the new environment of risk management including the shortcomings of the current discipline, potential developments and what is to come in the future.

     Read full article

"Systemic Risks in Residential Property Valuations Perception and Reality" Terry Loebs, Collateral Assessment & Technologies Committee (CATC), June 2005
In this whitepaper, biases in traditional and automated residential valuation processes are examined in the context of declining real estate markets.
     Read full article

"Home-Buyers, Housing, and the Macroeconomy" Robert Shiller with Karl E. Case and John M. Quigley, in Anthony Richards and Tim Robinson, editors, Asset Prices and
Monetary Policy, Reserve Bank of Australia, 2004, pp. 149-88.

A 2002 survey of US home-buyers suggests expectations of long term home values are based on short term experience which influences consumer spending.

      Read full article

"Is There a Real Estate Bubble?" Robert Shiller with Karl E. Case, Brookings Papers on Economic Activity, 2004-I.
This paper searches for signs of a bubble in U.S. housing prices.  A survey is examined that shows recent home buyers in some key areas have unrealistic expectations of price increases in the future and low perception of risk in their new home investment.

       Read full article

"Macro Markets: Managing Risks to National Economies" Robert Shiller, in Public Finance in a Globalizing World: Innovations in Theory and Practice, New York: United
Nations Development Program, 2004

This paper suggests ideas for how we can implement better risk management strategies such as national government risk-sharing economic treaties.

"Is There a Bubble in the Housing Market?" Robert Shiller and Karl E. Case, Brookings Papers on Economic Activity 02:2003 [65pp]
THE POPULAR PRESS is full of speculation that the United States, as well as other countries, is in a "housing bubble" that is about to burst. How do we know if the housing market is in a bubble?

      Read full article

"Comparing Wealth Effects: The Stock Market versus the Housing Market" Robert Shiller, Karl E. Case, John M. Quigley [25pp], October 2001
In this paper, we examine the link between increases in housing wealth, financial wealth, and consumer spending.
      Read full article

Research / White Papers

"High Time to Share" Terry Loebs, Mortgage Banking, January 2001
In this article, the merits of shared appreciation mortgage products are evaluated, and the relative returns, volatility and correlations of the housing asset class are examined.
      Read full article

"Moral Hazard and Home Equity Conversion" Robert Shiller and Allan Weiss, Real Estate Economics, Vol. 28, No. 1, 2000.[see CFDP 1177, CFP 1015]
In this paper, we discuss the potential problem of moral hazard and how it could create serious future losses for investors.
     Read full article

"Evaluating Real Estate Valuation Systems" Robert Shiller and Allan N. Weiss, Journal of Real Estate Finance and Economics (1999) 18(2):147-61. [CFP 983]
In this paper, a framework for comparing meal estate valuation systems (including automated valuation models (AVMs) and current appraisal methods) is proposed.
     Read full article

"Home Equity Insurance" Robert Shiller and Allan Weiss, Journal of Real Estate Finance and Economics, 19:1, 21-47, 1999. [see CFDP 1074, CFP 1007]
Home equity insurance policies, policies insuring homeowners against declines in the price of their homes, could bear some resemblance both to ordinary insurance and to financial hedging vehicles.
     Read full article

"Macro Markets and Financial Security" Robert Shiller with S. Athanasoulis and E. van Wincoop, Economic Policy Review, 5:1. 21-39, April 1999.

This paper describes a new set of securities called macro markets that trade long-term claims on the income of large geographical regions and countries.  These securities could help investors reduce their exposure to national income growth uncertainty.

     Read full article

"Expanding the Scope of Individual Risk Management: Moral Hazard and Other Behavioral Considerations" Robert Shiller, Economic Notes, 26:2, 361-78, 1997.

Problems are discussed and improved methods are proposed of individual risk management through contracts and derivatives.

      Read full article

"Why Do People Dislike Inflation?" Robert Shiller, in Reducing Inflation: Motivation and Strategy, ed. C. Romer and D. Romer, National Bureau of Economic Research and
University of Chicago Press, 1997.

An analysis of survey data regarding the perceptions of inflation between economists and non-economists in the US, Germany and Brazil.

     Read full article

"Mortgage Default Risk and Real Estate Prices: The Use of Index-Based Futures and Options in Real Estate" Robert Shiller and Karl E. Case, Journal of Housing
Research (1996), 7(2): 243-258. [see CFDP 1098]
This paper argues that periods of high default rates on home mortgages strongly tend to follow real estate price declines or interruptions in real estate price increase.
     Read full article

"Hedging Inflation and Income Risks" Robert Shiller, Manchester School, 63: 1-21 (supplement "Papers in Money, Macroeconomics and Finance) 1995.
Estimates are made, from time series data on real gross domestic products, of the standard deviations of returns in markets on countries' incomes. Such markets, by allowing hedging o these aggregate income risks, might make for dramatically more effective international macroeconomic risk sharing than is possible today.
     Read full article

"Sizing-Up Prepayment Rates" Terry Loebs, Mortgage Banking, February 1993
In this article, the implications of common assumptions regarding consensus prepayment rates are examined in the context of mortgage-backed securities and mortgage servicing rights pricing.
     Read full article

Research / White Papers

"A Decade of Boom and Bust in Single Family Home Prices: Boston and Los Angeles, 1983-1993" Robert Shiller and Karl E. Case, Revue D'Economie Financiere
(December 1993), pp. 389-407. Reprinted in New England Economic Review (March/April 1994), pp. 40-51.
While prices do not boom as they did in Boston and Los Angeles unless market fundamentals are positive, evidence is mounting that at least part of the increase in both metro areas can be attributed to speculative behavior on the part of buyers and sellers.
     Read full article

"Index-Based Futures and Options Trading in Real Estate" Robert Shiller, Karl E. Case and Allan N. Weiss, Journal of Portfolio Management (Winter 1993). [CFDP 1006]
In this paper, we propose that cash-settled futures and options markets be opened on real estate to better allow diversification and hedging, and show that these markets solve problems that have hampered other real estate hedging media in the past.
     Read full article

"Measuring Asset Value for Cash Settlement in Derivative Markets: Hedonic Repeated Measures Indices and Perpetual Futures" Robert Shiller, Journal of Finance,
68:911-31, July 1993.
Proposals for the establishment of derivative market instruments including index number construction and perpetual claims on cash flows matching indices of dividends or rents.

     Read full article

"Forecasting Prices and Excess Returns in the Housing Market" Robert Shiller and Karl E. Case, AREUEA Journal (1990), 18(3): 253-273.
Price changes in one year tend to continue for more than one year in the same direction. The results add weight to the argument that the market for single family homes is inefficient.
     Read full article

"The Efficiency of the Market for Single Family Homes" Robert Shiller and Karl E. Case, American Economic Review (March 1989), 79(1): 125-37. (Reprinted in John M.
Quigley (ed.), The Economics of Housing, Cheltenham, UK: Edward Elgar, 1997.)
The market for Single Family Homes does not appear to be efficient.
     Read full article

"Speculative Booms and Crashes" Robert Shiller, Henry B. Thornton Lecture, City University London 1989, in Monetary Economics in the 1990s, ed. F. Capie and G.E. Wood,
58-74, Macmillan, 1996.

This paper discuses the rational expectations revolution in economic modeling.  The key concept being to collapse the two current models into one that assumes people know of or behave as they know the true model that describes the economy.  This change allows economists to construct better models.

      Read full article

"The Behavior of Home Buyers in Boom and Post-Boom Markets" Robert Shiller and Karl E. Case, New England Economic Review (November/December, 1988), pp. 29-46.
Reprinted in Russian in Constants (Ukraine) (1993), 1(2): 1-20.
Home prices move in dramatically different ways at the same time in different parts of the country.
     Read full article

"Prices of Single-Family Homes Since 1970: New Indexes for Four Cities" Robert Shiller and Karl E. Case, New England Economic Review (September/October 1987), pp.
46-56. [CFDP 851]
Here we explain the construction of what we call a weighted repeat sales index (WRS), discuss the results and compare them with the National Association of Realtors data on the median price of existing single family homes for the period 1981 - 1986.
     Read full article

Research / White Papers

72